FOR IMMEDIATE RELEASE

Investor Relations Contact                             Keri P. Mattox
Shanoop Kothari                                        FitzGerald Communications
Tel: (713) 561-3000                                    (617) 488-9500
Fax: (713) 561-3600                                    kmattox@fitzgerald.com
invest@bindview.com

MEDIA RELATIONS CONTACT

Paula Berman
Tel: (713) 561-4333
Pr@bindview.com


        BINDVIEW ANNOUNCES RESULTS FOR FOURTH QUARTER AND FULL YEAR 2001

        REPORTS NET INCOME FOR FOURTH QUARTER AND 18 PERCENT SEQUENTIAL
                              INCREASE IN REVENUES

HOUSTON -- JAN. 30, 2002 -- BindView Corporation (NASDAQ: BVEW), a leading provider of IT security management solutions, today announced results for the quarter and year ended Dec. 31, 2001 and provided preliminary estimates for the first quarter and full year 2002.

Revenues for the fourth quarter were $19.7 million, up 18 percent from the preceding quarter, exceeding the high end of the Company's previously announced revenue expectation for the quarter of $17.0 million to $19.0 million. The sequential increase in revenues reflects strong seasonal year-end customer buying, as well as a heightened customer-focus on IT security as a result of the terrorist attacks of Sept. 11, 2001, and the recent "Nimda" and "Code Red" Internet worms, among other major Internet security incidents.

For the fourth quarter, the Company reported net income of $0.7 million, or $0.01 per share, an improvement over a net loss of $12.8 million, or ($0.25) per share, in the third quarter. The improvement in net income for the quarter also exceeded the Company's previously announced expectation of a slight net loss to breakeven results. The improvement in net income was the result of increased revenues, the expansion in gross margin and the significant improvement in

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operating leverage related to the Company's corporate reorganization and restructuring initiatives.

License revenues for the quarter were $12.7 million, up 31 percent from the preceding quarter. The sequential growth of the license revenues was driven by sales of the Company's bv-Control product line, which accounted for over 85 percent of total license revenues, reflecting strong demand for BindView's security management software. Most of the growth in the quarter was related to sales of bv-Control for Microsoft platforms and applications, which now represents over 70 percent of the Company's revenues. Revenues from services were $7.0 million, up slightly from the third quarter.

Gross profit for the fourth quarter was $18.0 million with gross margin improving to 91.5 percent compared with 89.6 percent for the preceding quarter. The sequential expansion in gross margin reflected the change in business mix toward higher-margin license sales and an improvement in operating leverage of the Company's technical support and professional services units.

Operating income for the fourth quarter was $0.7 million, which represented the Company's first quarterly operating profit since the third quarter of 2000. This improvement was the result of higher license revenues and the significant reduction in operating costs and expenses related to the Company's corporate reorganization and restructuring efforts.

For the full year 2001, the Company reported a net loss of $24.1 million, or ($0.47) per share, on revenues of $70.9 million. This loss reflected the effects of high operating costs and expenses in the first three quarters of 2001 and the effects of charges related to the Company's corporate reorganization and restructuring efforts and certain non-operating asset impairments. These charges, which were reflected in the operating results for the first nine months of 2001, totaled $13.6 million ($9.5 million after-tax or $0.18 per share).

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As of December 31, 2001, the Company had cash and short-term investments of
$43.0 million, an increase of approximately $1.0 million over September 30, 2001. The Company also had no outstanding debt.

Commenting on the results, Eric Pulaski, president and CEO, said "We are very pleased with the results for the fourth quarter. We met or exceeded all our significant operational and financial targets, including the generation of operating income ahead of schedule."

"Our better than anticipated fourth quarter results demonstrate the Company's ability to set and achieve its business goals," continued Pulaski. "The strong demand for our security management software fueled our revenue growth during the quarter, and profitability was driven by our planned improvements in operating leverage and efficiency from our restructuring initiatives. BindView is entering 2002 strategically positioned to benefit from the marketplace's increased awareness of security and our management team is focused on executing our plan to increase our penetration in the security market. We will continue to address our customers' needs to secure, automate and lower the costs of managing their IT infrastructures by delivering both proven and innovative solutions for proactive security management. By doing so, we will help our customers exert control over their complex, ever changing computing environments and achieve our long-term growth objectives."

OUTLOOK FOR 2002

Given the expected seasonality in the business, revenues for the first quarter are expected to range between $16.7 million and $17.5 million. The Company expects to report a net loss for the quarter of $0.6 million ($0.01 per share) to $1.1 million ($0.02 per share). These results will include higher sales and marketing costs in the first quarter to increase the Company's growth rate and a $1.3 million settlement of a business interruption claim related to the flooding that occurred in June of 2001.

For the remainder of the year, the Company expects to report sequential quarterly growth in revenues. Full-year revenues are expected to range between $75 million to $80 million and earnings are expected to range between $0.5 million ($0.01 per share) and $2.0 million ($0.04 per share). The Company's ability to achieve or exceed the high end of these estimates will depend on the expected increase in IT security spending for 2002 and an improvement in sales and marketing as a result of executing the programs that BindView and McKinsey and Company established in late 2001.

2001 HIGHLIGHTS

SUSTAINED LEADERSHIP IN VULNERABILITY ASSESSMENT

BindView was acknowledged by IDC as the worldwide leader in the vulnerability assessment market for the second year in a row, placing the company as the third largest in the overall worldwide Intrusion Detection and Vulnerability Assessment (IDnA) segment of the security market. BindView achieved this leadership position by focusing on its core security management business.

SECURITY MANAGEMENT PRODUCT DELIVERABLES

Throughout the year, BindView delivered solutions to help IT administrators and security professionals protect their organizations from internal and external cyberattacks from the inside out, and to lower the total cost of ownership of their IT infrastructures. Product shipments included:

o The BindView RMS Enterprise Console v7, the latest generation of BindView's object-oriented, cross-platform common infrastructure. This product provides new levels of scalability and performance, with improved depth of analysis and reporting features across all managed platforms.

o A total of 24 major new releases of the bv-Control and bv-Admin product lines, including major updates to Windows and Active Directory, NetWare, and NDS eDirectory, Unix/Linux, AS/400 and applications such as Microsoft Exchange Server and Microsoft's SQL Server database.

o Decision Support Center 3.0, the industry's first product to show, through one view, the current state of security and potential business risks of an entire organization's IT infrastructure.

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o    Extending the bv-Control product line to six additional operating platforms, with new products for vulnerability assessment and configuration management of Solaris, Red Hat Linux, HP-UX, IBM AIX and AS/400 and SQL Server. With the addition of these platforms, BindView brings to the market a true cross-platform enterprise security management solution for the majority of critical distributed environments in most IT organizations.

FOCUSED MARKETING INITIATIVES

BindView addressed the security management requirements of target markets with tailored solutions for specific industries and platforms. With the BindView Health Insurance Portability and Accountability Act (HIPAA) Toolkit, hospitals and health care organizations are now offered a comprehensive suite of solutions, enabling them to manage their massive security and privacy overhaul. In addition, the BindView .Security solution portfolio was introduced to assess vulnerabilities and configure Microsoft .NET servers, platforms and directories. As part of this initiative, BindView introduced Web-based enhancements including mobile administration and self-service password reset capabilities, pushing user security administration down to the end-user resulting in better security administration service levels at a lower cost.

EXTENDED PARTNERSHIPS

BindView Corporation extended its partnership network with the signing of 18 new relationships including Compaq, HP and CSC. Other notable partners that signed in 2001 include Xerox Connect, ePresence, IKON and Perot Systems. Through these partnerships, over 500 consultants were trained and educated during the course of the year.

SCHEDULED CONFERENCE. THE COMPANY HAS SCHEDULED A CONFERENCE CALL TODAY AT 4:00 P.M. CST TO DISCUSS DETAILS OF THE FOURTH QUARTER'S RESULTS. ANYONE INTERESTED SHOULD CALL (800) 238-9007, PASSCODE 644058. A WEBCAST ALSO WILL BE PROVIDED LIVE ON BINDVIEW'S WEBSITE. THE CONFERENCE WILL BE AVAILABLE FOR REPLAY AT (888) 203-1112, PASSCODE 644058 FROM JAN. 30 TO FEB. 9, 2002.

ABOUT BINDVIEW CORPORATION

BindView Corporation, the worldwide leader in the vulnerability assessment market, delivers proactive security management solutions to help safeguard computer systems and networks from security breaches before they occur. The company's solutions work from the inside out to help protect business systems from both internal and external threats, thus reducing business risks. BindView's suite of cross-platform software and associated services help secure, automate and reduce the costs of managing information technology infrastructures. More than 20 million licenses of the company's solutions have been shipped worldwide to approximately 5,000 companies, including more than 80 of the Fortune 100 and 24 of the largest 25 U.S. banks. Contact BindView via e-mail at info@bindview.com or visit BindView's World Wide Web Site at http://www.bindview.com. BindView can also be reached at (800) 749-8439 or at
(713) 561-4000.

Statements in this news release not based on historical fact are "forward-looking" statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially because of factors such as, for example, the risks associated with: competition within the network management software industry; rapid technological change; BindView's ability to execute its revenue- and cost-related strategies; possible customer deferrals of significant purchases in view of uncertainties in the domestic and global economy, which may be exacerbated by political and military developments following the events of Sept. 11, 2001; and similar factors. Other such factors include the risk factors and other matters described from time to time in BindView's Form 10-K filings, Form 10-Q filings, and other periodic filings with the Securities and Exchange Commission.

Editors Note: BindView product names used in this document are trademarks, which may be registered in one or more jurisdictions, of BindView. The names of products of other companies mentioned in this document, if any, may be the registered or unregistered trademarks of the owners of the products.

                        BINDVIEW DEVELOPMENT CORPORATION
                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                    (in thousands, except per share amounts)

                                                                     THREE MONTHS                      YEAR ENDED
                                                                        ENDED                         DECEMBER 31,
                                                                     DECEMBER 31,
                                                            -------------------------------   ------------------------------
                                                                 2001            2000              2001           2000
                                                            --------------- ---------------   -------------- ---------------
Revenues:
 Licenses                                                     $    12,734     $    18,848       $    42,532    $    58,931
 Services                                                           6,956           7,300            28,356         27,125
                                                              -----------     -----------       -----------    -----------
                                                                   19,690          26,148            70,888         86,056
                                                              -----------     -----------       -----------    -----------
Cost of revenues:
 Licenses                                                             216             508             1,059          2,123
 Services                                                           1,457           1,417             6,407          4,049
                                                              -----------     -----------       -----------    -----------
                                                                    1,673           1,925             7,466          6,172
                                                              -----------     -----------       -----------    -----------
Gross profit                                                       18,017          24,223            63,422         79,884
Operating costs and expenses:
 Sales and marketing                                                9,914          13,426            49,079         44,746
 Research and development                                           5,141           7,190            22,668         26,500
 General and administrative                                         2,293           2,406            14,600          9,780
 Asset impairment                                                      --           1,571             1,979          1,571
 Transaction and restructuring                                         --             776             6,594          6,357
                                                              -----------     -----------       -----------    -----------
                                                                   17,348          25,369            94,920         88,954
                                                              -----------     -----------       -----------    -----------
Operating income (loss)                                               669          (1,146)          (31,498)        (9,070)
Other income (expense), net                                           317           1,002            (2,859)         4,443
                                                              -----------     -----------       ------------   -----------
Income (loss) before income taxes                                     986            (144)          (34,357)        (4,627)
Provision (benefit) for income taxes                                  295            (659)          (10,211)          (783)
                                                              -----------     -----------       -----------    -----------
Net income (loss)                                             $       691     $       515       $   (24,146)   $    (3,844)
                                                              ===========     ===========       ===========    ===========
Earnings (loss) per share - basic and diluted                 $      0.01     $      0.01       $     (0.47)   $     (0.07)
                                                              ===========     ===========       ===========    ===========
Number of shares used to calculate per
 share amounts:
   Basic                                                           50,966          51,926            51,438         51,810
   Diluted                                                         51,269          54,530            51,438         51,810

Supplemental data (before the after-tax effects
 of asset impairment and restructuring charges):
   Net income (loss)                                          $       691     $     1,990       $   (14,645)   $     2,438
   Earnings (loss) per share - basic and diluted              $      0.01     $      0.04       $     (0.28)   $      0.05

                        BINDVIEW DEVELOPMENT CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                            ---------------     ---------------
                                                              DECEMBER 31,        DECEMBER 31,
                                                                  2001                2000
                                                            ---------------     ---------------
                                                              (UNAUDITED)
Cash and cash equivalents                                     $    39,791         $    49,337
Short-term investments                                              3,253               9,247
Accounts receivable, net                                           10,344              23,729
Other                                                               1,180               1,428
                                                              -----------         -----------
   Total current assets                                            54,568              83,741

Property and equipment, net                                         9,221              14,150
Investments and other                                               4,770               6,659
Deferred income taxes                                              19,562               8,484
                                                              -----------         -----------
       Total assets                                           $    88,121         $   113,034
                                                              -----------         -----------

Accounts payable                                              $       882         $     4,045
Accrued liabilities                                                 5,295               2,421
Accrued compensation                                                3,854               2,826
Deferred revenues                                                  10,350               9,966
                                                              -----------         -----------
   Total current liabilities                                       20,381              19,258

Deferred revenues                                                   2,618               1,515
Other                                                                 576                  --

Common stock                                                            1                   1
Treasury stock                                                    (12,738)             (5,324)
Additional paid-in capital                                        121,884             117,816
Accumulated deficit                                               (43,965)            (19,819)
Notes receivable, stockholders                                     (1,188)               (144)
Accumulated other comprehensive income (loss)                         552                (269)
                                                              -----------         -----------
   Total stockholders' equity                                      64,546              92,261
                                                              -----------         -----------
        Total liabilities and stockholders' equity            $    88,121         $   113,034
                                                              -----------         -----------

Common shares outstanding                                          50,977              51,663


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